UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2012

Power of the Dream Ventures, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-52289	51-0597895
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1095 Budapest Soroksari ut 94-96 Hungary
(Address of Principal Executive Offices)

+36-1-456-6061

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 28, 2012 (the “Closing Date” or the “Closing”) Power of the Dream Ventures, Inc., a Delaware corporation (“we”, “our” or the “Company”), entered into anAcquisition Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, as parent, Power of the Dream Ventures Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent (the “Merger Sub”) and Genetic Immunity, Inc., a Delaware corporation (“Genetic Immunity”), whereby, pursuant to the terms set forth therein, the Merger Sub shall merge with Genetic Immunity, and Genetic Immunity shall continue as a subsidiary of the Parent (the “Merger”).  The Merger became effective upon the filing of the Certificate of Merger with the Secretary of the State of Delaware on October 2, 2012 (“Effective Date”).

Upon the Effective Date, as consideration for the Merger, the Company received all of Genetic Immunity’s issued and outstanding common stock, par value $0.001 (the “Genetic Immunity Common Stock”), in exchange for 0.02475 shares of the Parent’s Series B Preferred Stock, par value $0.001 (the “Series B Preferred”), for each one share of Genetic Immunity Common Stock. As a result of the Merger, Genetic Immunity shall be a wholly-owned subsidiary of Parent.

Genetic Immunity is a clinical-stage biotechnology company focusing on the discovery, development and commercialization of a new class of immunotherapeutic biologics (“Immune Therapies”) for the treatment of chronic viral infections, HIV/Aids, cancer and allergy.  The Immune Therapies are designed to intensify or boost specific immune responses to modify or control such presently incurable diseases.

The above description of the Merger Agreement does not purport to be complete and is qualified in its entity by reference to the Merger Agreement, which is attached here to as Exhibit 2.1 to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Upon the Effective Date, as consideration for the Merger, the Company received all of the Genetic Immunity Common Stock in exchange for 0.02475 shares of the Parent’s Series B Preferred for each one share of Genetic Immunity Common Stock.

In conjunction with the aforementioned stock issuances, we are relying on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder.  The transactions do not involve a public offering, the investors are “accredited investors” and/or qualified institutional buyers and have access to information about us and its investment.

Item 3.03 Material Modification to Rights of Security Holders.

On September 25, 2012, the Company filed the Certificate of Designation with the State of Delaware Secretary of State pursuant to which the Company set forth the designation, powers, rights, privileges, preferences and restrictions of both the Series APreferred Stock (the “Series A Preferred”) and Series B Preferred.

Among other things, each one (1) share of the Series A Preferred shall be convertible into twelve (12) shares of the Company’s common stock, par value $0.001(“Company Common Stock”) and has voting rights equal to twelve(12) votes per share.  Each one (1) share of Series B Preferred shall have voting rights equal to two (2) votes per share. The Company has authorized one hundred (100,000) shares of Series A Preferred and one million (1,000,000) shares of Series B Preferred.

The foregoing description of the Series A Preferred and Series B Preferred does not purport to be complete and is subject to, and qualified in its entirety by, the Certificate of Designation, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, the Company appointed Franco Lori, M.D. and Julianna Lisziewicz, Ph.D. as members of the Company’s board of directors (the “Board”).  A discussion of Dr. Lori’s and Dr. Lisziewicz’s relevant business experience, respectively, is below.

Franco Lori, M.D., age 54

Franco Lori, age 54, has over 20 years of extensive experience in Biotech management and has helped raise over $30 million in the U.S. and abroad to fund Research and Development in the Healthcare Science field.   Dr. Lori was a founder of Genetic Immunity, a clinical-stage biotechnology company, and has served as a director from 1998 through the Present.  Mr. Lori also founded ViroStatics in 2005, a biotechnology company, where he has served as President and Chief Executive Officer from 2005through 2012. Dr. Lori also has experience in investigative preclinical and clinical research interacting with a network of clinical, pharmaceutical, government, and basic science researchers in the USA, Europe, South America, and Africaand served as Senior Investigator in the Laboratory of Tumor Cell Biology at the National Cancer Institute. In 2000, Dr. Lori was recognized as a global "Hero in Medicine" for his achievements in HIV therapy.  He has co-authored over 100 international peer-reviewed publications.

Dr. Lori received his MD from the University of Parma and earned his PhD degree at the University of Pavia, Italy.

The Board believes that Dr. Lori’s experience both as a biotechnology manager and medical doctor will be instrumental in helping guide us through the regulatory channels to get Dermavir and subsequent therapeutic vaccines approved for marketing.

Julianna Lisziewicz, Ph.D., age 53

Dr. Julianna Lisziewicz, age 52, co-founded Genetic Immunity in 1998 and has served as the President and Chief Executive Officer of Genetic Immunity from 1998 through the Present.In 2005, Dr. Lisziewicz was appointed as the Marie Curie Chair at the Semmelweis University Budapest. In 1994, Dr. Lisziewicz co-founded the non-profit Research Institute for Genetic and Human Therapy (RIGHT) and directed its research and business affairs in the USA. RIGHT was focusing on the treatment of HIV/AIDS from multiple perspectives: virology, molecular biology, immunology and medicine. From 1990 to 1995, she was Head of the Antiviral Unit in the Laboratory of Tumor Cell Biology at the National Cancer Institute of the NIH in Bethesda, Maryland. While at NIH, she discovered and developed antisense oligonucleotide therapy and gene therapy for HIV/AIDS treatment. In 2005, she was appointed as the Marie Curie Chair at the Semmelweis University Budapest. She received her PhD in molecular biology from the Max-Planck Institute (Goettingen, Germany) and two Masters of Science in Chemistry and Biochemistry from the Technical University (Budapest, Hungary). She has co-authored over 100 peer reviewed scientific publications.

The Company believes that Dr. Lisziewicz’s experience in the development of immunotherapy and biologics is essential to the success of the Company.

Family Relationships

Neither Dr. Lori nor Dr. Lisziewicz have a family relationship with any of the current officers or directors of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Certificate of Incorporation of the Company authorizes the issuance of up to 10,000,000 shares of preferred stock and further authorizes the Board to fix and determine the designation, preferences, conversion rights, or other rights, including voting rights, qualifications, limitations, or restrictions of the preferred stock. On April 4, 2012, the Board approved by unanimous written consent an amendment to the Company’s Certificate of Incorporation to designate the rights and preferences of the Series A Preferred and Series B Preferred.

On September 25, 2012, the Company filed a Certificate of Designation with the DelawareSecretary of State to designate the rights and preferences of Series A Preferred and Series B Preferred. The Series B Preferred is being issued as described in Item 1.01 of this Form 8-K, which is incorporated by reference into this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
2.1	Form of Acquisition Agreement and Plan of Merger, dated September 28, 2012, by and among Power of the Dream Ventures, Inc., Power of the Dream Ventures Acquisition Corp., and Genetic Immunity, Inc.

4.1	Certificate of Designation for Series A and Series B Preferred Stock

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER OF THE DREAM VENTURES, INC.

Date: October 4, 2012	By:	/s/Viktor Rozsnyay
Viktor Rozsnyay
President, Chief Executive Officer